Exhibit 99.1

Tenneco Reports Fourth Quarter and Full-Year 2017 Results

  Record fourth quarter and full-year revenue; double-digit growth in commercial truck and off-highway
  Record fourth quarter EBIT and earnings per share
  Record fourth quarter and full year cash from operations
  Returned $222 million to shareholders in dividends and share repurchases in 2017

LAKE FOREST, Ill.--(BUSINESS WIRE)--February 9, 2018--Tenneco (NYSE: TEN) reported fourth quarter net income of $68 million, or $1.33 per diluted share. Fourth quarter 2016 net income* was $38 million, or $0.69 per diluted share. Adjusted net income rose to a record $97 million, or $1.89 per diluted share, versus $90 million or $1.63 per diluted share last year*.

Fourth Quarter Results

Revenue

Total revenue in the fourth quarter was a record $2.391 billion, up 11% year-over-year, with increases in both the Clean Air and Ride Performance product lines. On a constant currency basis, total revenue increased 7% driven by higher volumes and incremental content on light vehicle, commercial truck and off-highway applications.

In constant currency, value-add revenue grew 7% versus last year to $1.748 billion, with Ride Performance increasing 9% and Clean Air up 5%. Tenneco’s value-add revenue growth outpaced underlying industry production growth in all OE applications. Global aftermarket revenue was slightly higher versus a year ago.

"We delivered a quarter of strong organic growth with gains in both product lines and double-digit growth in commercial truck and off-highway revenue,” said Brian Kesseler, Tenneco CEO. “We continue to focus on converting top-line growth into higher earnings. This drove a strong increase in earnings, as well as record cash flow from operations in the quarter.”

Adjusted fourth quarter 2017 and 2016 results

(millions except per share amounts)	Q4 2017				Q4 2016
	Net income attributable to Tenneco Inc.	Earnings Per Share	EBIT	EBITDA(1)(2)	Net income attributable to Tenneco Inc.	Earnings Per Share	EBIT	EBITDA(1)(2)
	$68	$1.33	$135	$194	$38	$0.69	$71	$124

Adjustments(2)
Restructuring and related expenses	12	0.24	20	20	9	0.18	10	9
Goodwill impairment charge	11	0.21	11	11	-	-	-	-
Pension charges	2	0.03	2	2	47	0.85	72	72
Tax adjustments from US tax reform	15	0.29	-	-	-	-	-	-
Net tax adjustments	(11)	(0.21)	-	-	(4)	(0.09)	-	-

Adjusted Net income, EPS, EBIT, and EBITDA	$97	$1.89	$168	$227	$90	$1.63	$153	$205

(1) EBITDA including noncontrolling interests
(2) Tables at the end of this press release reconcile GAAP to non-GAAP results.

EBIT and EBIT Margin*

Fourth quarter EBIT (earnings before interest, taxes and noncontrolling interests) was $135 million, versus $71 million a year ago. Adjusted EBIT increased 10% to $168 million compared with $153 million last year, driven by revenue gains in all end-market applications.

In the fourth quarter 2017, Tenneco EBIT as a percent of revenue was 5.6%, and adjusted EBIT as a percent of value-add revenue was 9.3%, in line with prior year.

Fourth quarter EBIT margin

	Q4 2017	Q4 2016
EBIT as a percent of revenue	5.6%	3.3%
EBIT as a percent of value-add revenue	7.4%	4.3%

Adjusted EBIT as a percent of revenue	7.0%	7.1%
Adjusted EBIT as a percent of value-add revenue	9.3%	9.3%

Cash

Cash generated by operations in the quarter was $466 million, up 86% versus $251 million last year. The cash performance in the quarter was driven by higher earnings and improved working capital management and included $107 million from an additional accounts receivable securitization program established in the fourth quarter.

During the quarter, the company returned $51 million to shareholders, including the repurchase of approximately 627,000 shares of common stock for $38 million, and a dividend payment of 25-cents per share, for $13 million.

Full-Year Results

Adjusted full year 2017 and 2016 results

(millions except per share amounts)	2017				2016
	Net income attributable to Tenneco Inc.	Earnings Per Share	EBIT	EBITDA(1)(2)	Net income attributable to Tenneco Inc.	Earnings Per Share	EBIT	EBITDA(1)(2)
	$207	$3.91	$417	$641	$356	$6.31	$516	$728

Adjustments(2)
Restructuring and related expenses	59	1.12	72	69	32	0.57	36	32
Antitrust settlement accrual	85	1.61	132	132	-	-	-	-
Warranty settlement	5	0.09	7	7	-	-	-	-
Gain on sale of unconsolidated JV	(4)	(0.08)	(5)	(5)	-	-	-	-
Goodwill impairment charge	11	0.20	11	11	-	-	-	-
Pension charges / Stock vesting	9	0.17	13	13	47	0.83	72	72
Costs related to refinancing	1	0.02	-	-	15	0.27	-	-
Tax adjustments from US tax reform	15	0.28	-	-	-	-	-	-
Net tax adjustments	(23)	(0.43)	-	-	(110)	(1.96)	-	-

Adjusted Net income, EPS, EBIT, and EBITDA	$365	$6.89	$647	$868	$340	$6.02	$624	$832

(1) EBITDA including noncontrolling interests
(2) Tables at the end of this press release reconcile GAAP to non-GAAP results.

Revenue

For the full year, total revenue was a record high $9.274 billion. In constant currency, total revenue and value-add revenue each increased 7% to $9.188 billion and $7.018 billion, respectively, significantly outpacing industry production growth. Tenneco’s revenue growth was driven by stronger volumes and higher content on light vehicle, commercial truck and off-highway applications in all regions.

EBIT and EBIT margin*

Full-year EBIT was $417 million, versus $516 million a year ago. Adjusted EBIT rose 4% to $647 million.

EBIT as a percent of revenue was 4.5%. Adjusted EBIT as a percent of value-add revenue was 9.1%.

EBIT was impacted primarily by charges for restructuring and related costs and an antitrust settlement accrual.

	2017	2016
EBIT as a percent of revenue	4.5%	6.0%
EBIT as a percent of value-add revenue	5.9%	7.9%

Adjusted EBIT as a percent of revenue	7.0%	7.3%
Adjusted EBIT as a percent of value-add revenue	9.1%	9.5%

Cash

Cash generated by operations for the full year improved 30% to $629 million, compared with $484 million last year.

In 2017, Tenneco returned $222 million to shareholders, including the repurchase of approximately 2.9 million shares of common stock for $169 million, and dividend payments of $53 million.

OUTLOOK

First quarter 2018

Tenneco expects constant dollar total revenue growth of 3% in the first quarter 2018, outpacing a flat** light vehicle industry production growth forecast. The company expects organic growth to outpace the industry with revenues driven by the ramp up of recently launched programs and Tenneco’s strong position on light vehicle platforms globally, double-digit year-over-year growth in commercial truck and off-highway revenues and a solid contribution from the global aftermarket.

Full year 2018 and Mid-Term Revenue Outlook

In 2018, the company expects 5% organic growth, outpacing industry production by 3 percentage points, with increases in both the Ride Performance and Clean Air product lines. The company expects organic growth to be driven by:

  Content growth on light and commercial vehicle platforms;
  The continued industry recovery in regulated off-highway regions.

Assumptions for the 2018 revenue outlook include:

  Global industry light vehicle production +2%**
  Global commercial truck production about flat**
  Off-highway engine production in regulated regions up by low double-digits**
  Organic growth is net of OE price downs
  Substrates estimated at 24% - 25% of total revenue

In 2019 and 2020, Tenneco expects revenue growth will continue to outpace industry production. In those years, the company expects organic growth of 6% - 8% in 2019, and 5% - 7% in 2020, including the current forecasted global light vehicle production growth of 2% in each year.

“Tenneco is well-positioned to accelerate our proven track record of growth,” said Kesseler. “We expect our diverse business portfolio and multiple, sustainable growth drivers will continue to drive results that support investments in future growth and enhance returns to shareholders.”

In 2018, Tenneco expects:

  Capital expenditures between $380 million and $410 million;
  Annual interest expense between $75 million and $80 million;
  Cash taxes between $105 million and $125 million;
  Full year tax rate between 23% and 25%.

*Year-over-year earnings comparisons reflect revisions to prior period financial results for certain immaterial adjustments as described in Tenneco’s form 10K/A for the year ended December 31, 2016.

** Industry production estimates based on IHS Automotive January 2018 global light vehicle production forecast, Power Systems Research (PSR) January 2018 global commercial truck and bus production report and customer production schedules and Tenneco estimates for off-highway engine production in North America and Europe.

Attachment 1
Statements of Income – 3 Months
Statements of Income – 12 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 12 Months

Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 12 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months and 12 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months and 12 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway and other revenues – 3 Months and 12 Months

CONFERENCE CALL

The company will host a conference call on Friday, February 9, 2018 at 9:00 a.m. ET. The dial-in number is 866-807-9684 (domestic) or 412-317-5415 (international). The passcode is Tenneco Inc. Call. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.investors.tenneco.com. A recording of the call will be available one hour following completion of the call on February 9, 2018 through February 16, 2018. To access this recording, dial 877-344-7529 (domestic) or 412-317-0088 (international) or (855) 669-9658 (Canada). The replay access code is 10115986. The purpose of the call is to discuss the company’s operations for the last fiscal quarter and year ending 2017, as well as provide updated information regarding matters impacting the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

ANNUAL MEETING

The Tenneco Board of Directors has scheduled the corporation’s annual meeting of shareholders for Wednesday, May 16, 2018 at 10:00 a.m. CT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois. The record date for shareholders eligible to vote at the meeting is March 19, 2018.

Tenneco is a $9.3 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 32,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of ride performance and clean air products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomer.

Revenue estimates in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco’s status as supplier for the existing program and its relationship with the customer. These revenue estimates are also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our revenue estimate methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. For certain additional assumptions upon which these estimates are based, see the slides accompanying the February 9, 2018 webcast, which will be available on the financial section of the Tenneco website at www.investors.tenneco.com.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” “projects,” “will,” “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) the cost and outcome of existing and any future claims, legal proceedings, or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;

(iv) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(v) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(vi) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vii) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(viii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(ix) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans, including our current cost reduction initiatives, and to realize anticipated benefits from these plans;

(x) risk inherent in operating a multi-national company, including economic conditions, such as currency exchange and inflation rates, and political environments in the countries where we operate or sell our products, adverse changes in trade agreements, tariffs, immigration policies, political stability, and tax and other laws, and potential disruption of production and/or supply;

(xi) workforce factors such as strikes or labor interruptions;

(xii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(xiii) the negative impact of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products, and demand for off-highway equipment;

(xiv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xv) product warranty costs;

(xvi) the failure or breach of our information technology systems and the consequences that such failure or breach may have to our business;

(xvii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xviii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xix) changes in accounting estimates and assumptions, including changes based on additional information;

(xx) the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved;

(xxi) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K/A for the year ended December 31, 2016, and its quarterly report on Form 10-Q for the quarter ended September 30, 2017.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2017		2016*
Net sales and operating revenues
Clean Air Division - Value-add revenues	$1,118		$1,027
Clean Air Division - Substrate sales	577		515
Ride Performance Division - Value-add revenues	696		613
	$2,391		$2,155

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	2,022	(a)	1,794	(f)
Goodwill impairment charge	11	(b)	-
Engineering, research and development	43		37	(f)
Selling, general and administrative	119	(a) (c)	199	(g)
Depreciation and amortization of other intangibles	59		53	(f)
Total costs and expenses	2,254		2,083

Loss on sale of receivables	(1)		(1)
Other income (expense)	(1)		-
Total other income (expense)	(2)		(1)

Earnings before interest expense, income taxes,
and noncontrolling interests
Clean Air Division	125	(a)	118	(f)
Ride Performance Division	35	(a) (b)	54	(f)
Other	(25)	(a) (c)	(101)	(f) (g)
	135		71

Interest expense (net of interest capitalized)	19		16
Earnings before income taxes and noncontrolling interests	116		55

Income tax expense (benefit)	29	(d) (e)	(3)	(h)
Net income	87		58

Less: Net income attributable to noncontrolling interests	19	(a)	20
Net income attributable to Tenneco Inc.	$68		$38

Weighted average common shares outstanding:
Basic	51.4		54.3
Diluted	51.6		54.8

Earnings per share of common stock:
Basic	$1.33		$0.70
Diluted	$1.33		$0.69
* Prior period financial results have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016.

(a) Includes restructuring and related charges of $20 million pre-tax, $12 million after tax and noncontrolling interests or $0.24 per diluted share. Of the amount, $10 million is recorded in cost of sales and $10 million is recorded in selling, general and administrative expenses. $5 million is recorded in the Clean Air Division, $14 million is recorded in the Ride Performance Division and $1 million is recorded in Other.

(b) Represents goodwill impairment charges recorded in Europe and South America Ride Performance Division of $11 million pre-tax, $11 million after tax or $0.21 per diluted share.

(c) Includes pension charges of $2 million pre-tax, $2 million after tax or $0.03 per diluted share recorded in selling, general and administrative expense.

(d) Includes net tax adjustments of $15 million or $0.29 per diluted share for tax reform charges.

(e) Includes net tax benefits of $11 million or $0.21 per diluted share for tax adjustments to prior year estimates.

(f) Includes restructuring and related charges of $10 million pre-tax, $9 million after tax or $0.18 per diluted share. Of the amount, $8 million is recorded in cost of sales, $1 million is recorded in engineering expenses and $1 million is recorded in depreciation and amortization. $4 million is recorded in the Clean Air Division, $4 million is recorded in the Ride Performance Division and $2 million is recorded in Other.

(g) Includes pension charges of $72 million pre-tax, $47 million after tax or $0.85 per diluted share recorded in selling, general and administrative expense.

(h) Includes net tax benefits of $4 million or $0.09 per diluted share for tax adjustments to prior year estimates.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
TWELVE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2017*		2016*
Net sales and operating revenues
Clean Air Division - Value-add revenues	$4,330		$4,041
Clean Air Division - Substrate sales	2,187		2,028
Ride Performance Division - Value-add revenues	2,757		2,530
	$9,274		$8,599

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	7,812	(a) (c) (d)	7,123	(j)
Goodwill impairment charge	11	(e)	-
Engineering, research and development	158		154	(j)
Selling, general and administrative	648	(a) (b) (f)	589	(j) (k)
Depreciation and amortization of other intangibles	224	(a)	212	(j)
Total costs and expenses	8,853		8,078

Loss on sale of receivables	(5)		(5)
Other income (expense)	1		-	(j)
Total other income (expense)	(4)		(5)

Earnings before interest expense, income taxes,
and noncontrolling interests
Clean Air Division	448	(a)	468	(j)
Ride Performance Division	199	(a) (c) (e)	236	(j)
Other	(230)	(a) (b) (d) (f)	(188)	(j) (k)
	417		516

Interest expense (net of interest capitalized)	73	(g)	92	(l)
Earnings before income taxes and noncontrolling interests	344		424

Income tax expense	70	(h) (i)	-	(m)
Net income	274		424

Less: Net income attributable to noncontrolling interests	67	(a)	68
Net income attributable to Tenneco Inc.	$207		$356

Weighted average common shares outstanding:
Basic	52.8		55.9
Diluted	53.0		56.4

Earnings per share of common stock:
Basic	$3.93		$6.36
Diluted	$3.91		$6.31
* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016 and Form 10-Q/A for the quarter ended March 31, 2017.

(a) Includes restructuring and related charges of $72 million pre-tax, $59 million after tax and noncontrolling interests or $1.12 per diluted share. Of the amount, $41 million is recorded in cost of sales, $28 million is recorded in selling, general and administrative expenses and $3 million is recorded in depreciation and amortization. $30 million is recorded in the Clean Air Division, $38 million is recorded in the Ride Performance Division and $4 million is recorded in Other.

(b) Includes antitrust settlement accrual of $132 million pre-tax, $85 million after tax or $1.61 per diluted share.

(c) Includes warranty settlement of $7 million pre-tax, $5 million after tax or $0.09 per diluted share.

(d) Includes gain on sale of an unconsolidated JV of $5 million pre-tax, $4 million after tax or $0.08 per diluted share.

(e) Represents goodwill impairment charges recorded in Europe and South America Ride Performance Division of $11 million pre-tax, $11 million after tax or $0.20 per diluted share.

(f) Includes pension and accelerated restricted stock vesting charges of $13 million pre-tax, $9 million after tax or $0.17 per diluted share.

(g) Includes pre-tax expenses of $1 million, $1 million after tax or $0.02 per diluted share for costs related to refinancing activities.

(h) Includes net tax adjustments of $15 million or $0.28 per diluted share for tax reform charges.

(i) Includes net tax benefits of $23 million or $0.43 per diluted share for tax adjustments to prior year estimates.

(j) Includes restructuring and related charges of $36 million pre-tax, $32 million after tax or $0.57 per diluted share. Of the amount, $17 million is recorded in cost of sales, $12 million is recorded in selling, general and administrative expenses, $1 million is recorded in engineering expenses, $4 million is recorded in depreciation and amortization and $2 million is recorded in other income (expense). $7 million is recorded in the Clean Air Division, $27 million is recorded in the Ride Performance Division and $2 million is recorded in Other.

(k) Includes pension charges of $72 million pre-tax, $47 million after tax or $0.83 per diluted share recorded in selling, general and administrative expense.

(l) Includes pre-tax expenses of $24 million, $15 million after tax or $0.27 per diluted share for costs related to refinancing activities.

(m) Includes net tax benefits of $110 million or $1.96 per diluted share for tax adjustments related to foreign tax credits available for carryforward.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		December 31, 2017		December 31, 2016	*

Assets

	Cash and cash equivalents	$315		$347

	Restricted cash	3		2

	Receivables, net	1,321	(a)	1,294	(a)

	Inventories	869		730

	Other current assets	291		229

	Investments and other assets	428		387

	Plant, property, and equipment, net	1,615		1,357

	Total assets	$4,842		$4,346

Liabilities and Shareholders' Equity

	Short-term debt	$83		$90

	Accounts payable	1,705		1,501

	Accrued taxes	45		39

	Accrued interest	14		15

	Other current liabilities	429		328

	Long-term debt	1,358	(b)	1,294	(b)

	Deferred income taxes	11		7

	Deferred credits and other liabilities	423		412

	Redeemable noncontrolling interests	42		40

	Tenneco Inc. shareholders' equity	686		573

	Noncontrolling interests	46		47

	Total liabilities, redeemable noncontrolling interests
	and shareholders' equity	$4,842		$4,346

		December 31, 2017		December 31, 2016
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$218		$160
	North America - Accounts receivables securitization program	$107		$-

		December 31, 2017		December 31, 2016
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$244		$300
	Term loan A (Due 2019)	390		270
	5.000% senior notes (Due 2026)	500		500
	5.375% senior notes (Due 2024)	225		225
	Other long term debt	(1)		(1)
		$1,358		$1,294
* Prior period financial results have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016.

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	December 31,
	2017	2016*

Operating activities:
Net income	$87	$58
Adjustments to reconcile net income
to net cash provided by operating activities -
Goodwill impairment charge	11	-
Depreciation and amortization of other intangibles	59	53
Stock-based compensation	2	1
Deferred income taxes	(9)	(6)
Loss on sale of assets	3	2
Changes in components of working capital-
(Inc.)/dec. in receivables	166	(26)
(Inc.)/dec. in inventories	20	4
(Inc.)/dec. in prepayments and other current assets	37	61
Inc./(dec.) in payables	72	55
Inc./(dec.) in accrued taxes	26	(7)
Inc./(dec.) in accrued interest	3	3
Inc./(dec.) in other current liabilities	(33)	33
Changes in long-term assets	(12)	1
Changes in long-term liabilities	33	20
Other	1	(1)	(a)
Net cash provided by operating activities	466	251

Investing activities:
Proceeds from sale of assets	2	2
Cash payments for plant, property & equipment	(111)	(112)
Cash payments for software-related intangible assets	(8)	(5)
Change in restricted cash	(1)	-
Other	(5)	-
Net cash used by investing activities	(123)	(115)

Financing activities:
Cash dividends	(13)	-
Issuance of common shares	1	6	(a)
Purchase of common stock under the share repurchase program	(38)	(79)
Issuance of long-term debt	1	1
Debt issuance costs on long-term debt	-	(1)
Retirement of long-term debt	(10)	(4)
Net inc./(dec.) in bank overdrafts	5	6
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	(211)	(21)
Net inc./(dec.) in short-term debt secured by accounts receivable	(20)	(20)
Distribution to noncontrolling interest partners	(19)	-
Net cash used by financing activities	(304)	(112)

Effect of foreign exchange rate changes on cash and
cash equivalents	(1)	(1)

Increase in cash and cash equivalents	38	23
Cash and cash equivalents, October 1	277	324
Cash and cash equivalents, December 31	$315	$347

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$17	$14
Cash paid during the period for income taxes (net of refunds)	21	25

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$59	$68
* Prior period financial results have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016.

(a) Retrospectively adjusted to reflect the effects of applying the new guidance on stock compensation adopted in Q1 2017.

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Twelve Months Ended
	December 31,
	2017*	2016*

Operating activities:
Net income	$274	$424
Adjustments to reconcile net income
to net cash provided by operating activities -
Goodwill impairment charge	11	-
Depreciation and amortization of other intangibles	224	212
Stock-based compensation	14	14
Deferred income taxes	(10)	(80)
Loss on sale of assets	5	4
Changes in components of working capital-
(Inc.)/dec. in receivables	31	(215)
(Inc.)/dec. in inventories	(96)	(57)
(Inc.)/dec. in prepayments and other current assets	(39)	(8)
Inc./(dec.) in payables	129	114
Inc./(dec.) in accrued taxes	4	2
Inc./(dec.) in accrued interest	(2)	12
Inc./(dec.) in other current liabilities	68	26
Changes in long-term assets	(22)	6
Changes in long-term liabilities	34	33
Other	4	(3)	(a)
Net cash provided by operating activities	629	484

Investing activities:
Proceeds from sale of assets	8	6
Proceeds from sale of equity interest	9	-
Cash payments for plant, property & equipment	(394)	(325)
Cash payments for software-related intangible assets	(25)	(20)
Change in restricted cash	(1)	(1)
Other	(10)	-
Net cash used by investing activities	(413)	(340)

Financing activities:
Cash dividends	(53)	-
Issuance (repurchase) of common shares	(1)	13	(a)
Purchase of common stock under the share repurchase program	(169)	(225)
Issuance of long-term debt	137	509
Debt issuance costs on long-term debt	(8)	(9)
Retirement of long-term debt	(19)	(531)
Net inc./(dec.) in bank overdrafts	(7)	10
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt	(67)	202
Distribution to noncontrolling interest partners	(64)	(55)
Net cash used by financing activities	(251)	(86)

Effect of foreign exchange rate changes on cash and
cash equivalents	3	2

Increase (Decrease) in cash and cash equivalents	(32)	60
Cash and cash equivalents, January 1	347	287
Cash and cash equivalents, December 31	$315	$347

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$78	$76
Cash paid during the period for income taxes (net of refunds)	95	113

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$59	$68
* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016 and Form 10-Q/A for the quarter ended March 31, 2017.

(a) Retrospectively adjusted to reflect the effects of applying the new guidance on stock compensation adopted in Q1 2017.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q4 2017
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$68

Net income attributable to noncontrolling interests										19

Net income										87

Income tax expense										29

Interest expense (net of interest capitalized)										19

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$50	$33	$42	$125	$20	$2	$13	$35	$(25)	135

Depreciation and amortization of other intangibles	17	14	8	39	9	9	2	20	-	59

Total EBITDA including noncontrolling interests (2)	$67	$47	$50	$164	$29	$11	$15	$55	$(25)	$194

	Q4 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$38

Net income attributable to noncontrolling interests										20

Net income										58

Income tax benefit										(3)

Interest expense (net of interest capitalized)										16

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$52	$26	$40	$118	$30	$4	$20	$54	$(101)	71

Depreciation and amortization of other intangibles	16	11	8	35	9	7	2	18	-	53

Total EBITDA including noncontrolling interests (2)	$68	$37	$48	$153	$39	$11	$22	$72	$(101)	$124
* Prior period financial results have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016.

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			Q4 2017				Q4 2016*
			EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures			$194	$135	$68	$1.33	$124	$71	$38	$0.69

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			20	20	12	0.24	9	10	9	0.18
Goodwill impairment charge (4)			11	11	11	0.21	-	-	-	-
Pension charges (5)			2	2	2	0.03	72	72	47	0.85
Tax adjustments from US tax reform			-	-	15	0.29	-	-	-	-
Net tax adjustments			-	-	(11)	(0.21)	-	-	(4)	(0.09)

Non-GAAP earnings measures			$227	$168	$97	$1.89	$205	$153	$90	$1.63

	Q4 2017
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
EBIT	$50	$33	$42	$125	$20	$2	$13	$35	$(25)	$135
Restructuring and related expenses	2	1	2	5	5	4	5	14	1	20
Goodwill impairment charge (4)	-	-	-	-	-	11	-	11	-	11
Pension charges (5)	-	-	-	-	-	-	-	-	2	2
Adjusted EBIT	$52	$34	$44	$130	$25	$17	$18	$60	$(22)	$168

	Q4 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
EBIT	$52	$26	$40	$118	$30	$4	$20	$54	$(101)	$71
Restructuring and related expenses	-	1	3	4	-	3	1	4	2	10
Pension charges (5)	-	-	-	-	-	-	-	-	72	72
Adjusted EBIT	$52	$27	$43	$122	$30	$7	$21	$58	$(27)	$153
* Prior period financial results have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016.

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Goodwill impairment charges recorded in Europe and South America Ride Performance Division.

(5) Charges related to Pension derisking.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	YTD 2017*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$207

Net income attributable to noncontrolling interests										67

Net income										274

Income tax expense										70

Interest expense (net of interest capitalized)										73

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$203	$112	$133	$448	$120	$21	$58	$199	$(230)	417

Depreciation and amortization of other intangibles	67	49	31	147	35	31	11	77	-	224

Total EBITDA including noncontrolling interests (2)	$270	$161	$164	$595	$155	$52	$69	$276	$(230)	$641

	YTD 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$356

Net income attributable to noncontrolling interests										68

Net income										424

Income tax expense										-

Interest expense (net of interest capitalized)										92

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$220	$98	$150	$468	$157	$16	$63	$236	$(188)	516

Depreciation and amortization of other intangibles	66	42	29	137	35	30	10	75	-	212

Total EBITDA including noncontrolling interests (2)	$286	$140	$179	$605	$192	$46	$73	$311	$(188)	$728
* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016 and Form 10-Q/A for the quarter ended March 31, 2017.

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			YTD 2017*				YTD 2016*
			EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures			$641	$417	$207	$3.91	$728	$516	$356	$6.31

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			69	72	59	1.12	32	36	32	0.57
Antitrust settlement accrual (4)			132	132	85	1.61	-	-	-	-
Warranty settlement (5)			7	7	5	0.09	-	-	-	-
Gain on sale of unconsolidated JV (6)			(5)	(5)	(4)	(0.08)	-	-	-	-
Goodwill impairment charge (7)			11	11	11	0.20	-	-	-	-
Pension charges / Stock vesting (8)			13	13	9	0.17	72	72	47	0.83
Costs related to refinancing			-	-	1	0.02	-	-	15	0.27
Tax adjustments from US tax reform			-	-	15	0.28	-	-	-	-
Net tax adjustments			-	-	(23)	(0.43)	-	-	(110)	(1.96)

Non-GAAP earnings measures			$868	$647	$365	$6.89	$832	$624	$340	$6.02

	YTD 2017*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
EBIT	$203	$112	$133	$448	$120	$21	$58	$199	$(230)	$417
Restructuring and related expenses	3	11	16	30	13	12	13	38	4	72
Antitrust settlement accrual (4)	-	-	-	-	-	-	-	-	132	132
Warranty settlement (5)	-	-	-	-	7	-	-	7	-	7
Gain on sale of unconsolidated JV (6)	-	-	-	-	-	-	-	-	(5)	(5)
Goodwill impairment charge (7)	-	-	-	-	-	11	-	11	-	11
Pension charges / Stock vesting (8)	-	-	-	-	-	-	-	-	13	13
Adjusted EBIT	$206	$123	$149	$478	$140	$44	$71	$255	$(86)	$647

	YTD 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
EBIT	$220	$98	$150	$468	$157	$16	$63	$236	$(188)	$516
Restructuring and related expenses	-	3	4	7	6	20	1	27	2	36
Pension charges (4)	-	-	-	-	-	-	-	-	72	72
Adjusted EBIT	$220	$101	$154	$475	$163	$36	$64	$263	$(114)	$624
* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016 and Form 10-Q/A for the quarter ended March 31, 2017.

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Charges related to establish a reserve for settlement costs necessary to resolve the company’s antitrust matters globally.

(5) Warranty settlement with customer.

(6) Gain on sale of unconsolidated JV.

(7) Goodwill impairment charges recorded in Europe and South America Ride Performance Division.

(8) Charges related to Pension derisking and the acceleration of restricted stock vesting in accordance with the long-term incentive plan.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q4 2017
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$760	$259	$501	$1	$500
Europe and South America	587	224	363	28	335
Asia Pacific	348	94	254	11	243
Total Clean Air Division	1,695	577	1,118	40	1,078

Ride Performance Division
North America	279	-	279	1	278
Europe and South America	290	-	290	18	272
Asia Pacific	127	-	127	7	120
Total Ride Performance Division	696	-	696	26	670

Total Tenneco Inc.	$2,391	$577	$1,814	$66	$1,748

	Q4 2016
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$751	$260	$491	$-	$491
Europe and South America	477	181	296	-	296
Asia Pacific	314	74	240	-	240
Total Clean Air Division	1,542	515	1,027	-	1,027

Ride Performance Division
North America	282	-	282	-	282
Europe and South America	220	-	220	-	220
Asia Pacific	111	-	111	-	111
Total Ride Performance Division	613	-	613	-	613

Total Tenneco Inc.	$2,155	$515	$1,640	$-	$1,640
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2017
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$3,101	$1,054	$2,047	$1	$2,046
Europe and South America	2,207	832	1,375	38	1,337
Asia Pacific	1,209	301	908	(4)	912
Total Clean Air Division	6,517	2,187	4,330	35	4,295

Ride Performance Division
North America	1,224	-	1,224	1	1,223
Europe and South America	1,076	-	1,076	29	1,047
Asia Pacific	457	-	457	4	453
Total Ride Performance Division	2,757	-	2,757	34	2,723

Total Tenneco Inc.	$9,274	$2,187	$7,087	$69	$7,018

	YTD 2016
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$3,003	$1,052	$1,951	$-	$1,951
Europe and South America	1,939	718	1,221	-	1,221
Asia Pacific	1,127	258	869	-	869
Total Clean Air Division	6,069	2,028	4,041	-	4,041

Ride Performance Division
North America	1,234	-	1,234	-	1,234
Europe and South America	909	-	909	-	909
Asia Pacific	387	-	387	-	387
Total Ride Performance Division	2,530	-	2,530	-	2,530

Total Tenneco Inc.	$8,599	$2,028	$6,571	$-	$6,571
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q4 2017 vs. Q4 2016 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change
Clean Air Division
North America	$9	1%	$9	2%
Europe and South America	110	23%	39	13%
Asia Pacific	34	11%	3	1%
Total Clean Air Division	153	10%	51	5%

Ride Performance Division
North America	(3)	(1%)	(4)	(1%)
Europe and South America	70	32%	52	24%
Asia Pacific	16	14%	9	8%
Total Ride Performance Division	83	14%	57	9%

Total Tenneco Inc.	$236	11%	$108	7%

	YTD Q4 2017 vs. YTD Q4 2016 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change
Clean Air Division
North America	$98	3%	$95	5%
Europe and South America	268	14%	116	10%
Asia Pacific	82	7%	43	5%
Total Clean Air Division	448	7%	254	6%

Ride Performance Division
North America	(10)	(1%)	(11)	(1%)
Europe and South America	167	18%	138	15%
Asia Pacific	70	18%	66	17%
Total Ride Performance Division	227	9%	193	8%

Total Tenneco Inc.	$675	8%	$447	7%

ATTACHMENT 2
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

	Quarter Ended December 31,

	2017*	2016*

Total debt	$1,441	$1,384

Total cash	318	349

Debt net of cash balances (1)	$1,123	$1,035

Adjusted LTM EBITDA including noncontrolling interests (2) (3)	$868	$832

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)	1.3x	1.2x
* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016 and Form 10-Q/A for the quarter ended March 31, 2017.

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to LTM adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, LTM adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q4 2017
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$1,793	$70	$1,723	$459	$1,264
Original equipment commercial truck, off-highway and other revenues	314	14	300	94	206
Aftermarket revenues	284	6	278	-	278
Net sales and operating revenues	$2,391	$90	$2,301	$553	$1,748

	Q4 2016
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$1,672	$-	$1,672	$454	$1,218
Original equipment commercial truck, off-highway and other revenues	207	-	207	61	146
Aftermarket revenues	276	-	276	-	276
Net sales and operating revenues	$2,155	$-	$2,155	$515	$1,640

	YTD 2017
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$6,880	$64	$6,816	$1,839	$4,977
Original equipment commercial truck, off-highway and other revenues	1,143	12	1,131	331	800
Aftermarket revenues	1,251	10	1,241	-	1,241
Net sales and operating revenues	$9,274	$86	$9,188	$2,170	$7,018

	YTD 2016
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$6,437	$-	$6,437	$1,768	$4,669
Original equipment commercial truck, off-highway and other revenues	920	-	920	260	660
Aftermarket revenues	1,242	-	1,242	-	1,242
Net sales and operating revenues	$8,599	$-	$8,599	$2,028	$6,571
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q4 2017
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net sales and operating revenues	$760	$587	$348	$1,695	$279	$290	$127	$696	$-	$2,391

Less: Substrate sales	259	224	94	577	-	-	-	-	-	577

Value-add revenues	$501	$363	$254	$1,118	$279	$290	$127	$696	$-	$1,814

EBIT	$50	$33	$42	$125	$20	$2	$13	$35	$(25)	$135

EBIT as a % of revenue	6.6%	5.6%	12.1%	7.4%	7.2%	0.7%	10.2%	5.0%		5.6%
EBIT as a % of value-add revenue	10.0%	9.1%	16.5%	11.2%	7.2%	0.7%	10.2%	5.0%		7.4%

Adjusted EBIT	$52	$34	$44	$130	$25	$17	$18	$60	$(22)	$168

Adjusted EBIT as a % of revenue	6.8%	5.8%	12.6%	7.7%	9.0%	5.9%	14.2%	8.6%		7.0%
Adjusted EBIT as a % of value-add revenue	10.4%	9.4%	17.3%	11.6%	9.0%	5.9%	14.2%	8.6%		9.3%

	Q4 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net sales and operating revenues	$751	$477	$314	$1,542	$282	$220	$111	$613	$-	$2,155

Less: Substrate sales	260	181	74	515	-	-	-	-	-	515

Value-add revenues	$491	$296	$240	$1,027	$282	$220	$111	$613	$-	$1,640

EBIT	$52	$26	$40	$118	$30	$4	$20	$54	$(101)	$71

EBIT as a % of revenue	6.9%	5.5%	12.7%	7.7%	10.6%	1.8%	18.0%	8.8%		3.3%
EBIT as a % of value-add revenue	10.6%	8.8%	16.7%	11.5%	10.6%	1.8%	18.0%	8.8%		4.3%

Adjusted EBIT	$52	$27	$43	$122	$30	$7	$21	$58	$(27)	$153

Adjusted EBIT as a % of revenue	6.9%	5.7%	13.7%	7.9%	10.6%	3.2%	18.9%	9.5%		7.1%
Adjusted EBIT as a % of value-add revenue	10.6%	9.1%	17.9%	11.9%	10.6%	3.2%	18.9%	9.5%		9.3%
* Prior period financial results have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016.

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	YTD 2017*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net sales and operating revenues	$3,101	$2,207	$1,209	$6,517	$1,224	$1,076	$457	$2,757	$-	$9,274

Less: Substrate sales	1,054	832	301	2,187	-	-	-	-	-	2,187

Value-add revenues	$2,047	$1,375	$908	$4,330	$1,224	$1,076	$457	$2,757	$-	$7,087

EBIT	$203	$112	$133	$448	$120	$21	$58	$199	$(230)	$417

EBIT as a % of revenue	6.5%	5.1%	11.0%	6.9%	9.8%	2.0%	12.7%	7.2%		4.5%
EBIT as a % of value-add revenue	9.9%	8.1%	14.6%	10.3%	9.8%	2.0%	12.7%	7.2%		5.9%

Adjusted EBIT	$206	$123	$149	$478	$140	$44	$71	$255	$(86)	$647

Adjusted EBIT as a % of revenue	6.6%	5.6%	12.3%	7.3%	11.4%	4.1%	15.5%	9.2%		7.0%
Adjusted EBIT as a % of value-add revenue	10.1%	8.9%	16.4%	11.0%	11.4%	4.1%	15.5%	9.2%		9.1%

	YTD 2016*
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net sales and operating revenues	$3,003	$1,939	$1,127	$6,069	$1,234	$909	$387	$2,530	$-	$8,599

Less: Substrate sales	1,052	718	258	2,028	-	-	-	-	-	2,028

Value-add revenues	$1,951	$1,221	$869	$4,041	$1,234	$909	$387	$2,530	$-	$6,571

EBIT	$220	$98	$150	$468	$157	$16	$63	$236	$(188)	$516

EBIT as a % of revenue	7.3%	5.1%	13.3%	7.7%	12.7%	1.8%	16.3%	9.3%		6.0%
EBIT as a % of value-add revenue	11.3%	8.0%	17.3%	11.6%	12.7%	1.8%	16.3%	9.3%		7.9%

Adjusted EBIT	$220	$101	$154	$475	$163	$36	$64	$263	$(114)	$624

Adjusted EBIT as a % of revenue	7.3%	5.2%	13.7%	7.8%	13.2%	4.0%	16.5%	10.4%		7.3%
Adjusted EBIT as a % of value-add revenue	11.3%	8.3%	17.7%	11.8%	13.2%	4.0%	16.5%	10.4%		9.5%
* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016 and Form 10-Q/A for the quarter ended March 31, 2017.

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2) - Original equipment commercial truck, off-highway and other revenues
Unaudited
(Millions)
	2017
	Q4			YTD
		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air Division
North America	$88	$31	$57	$339	$115	$224
Europe and South America	106	41	65	357	130	227
Asia Pacific	62	27	35	220	88	132
Total Clean Air Division	256	99	157	916	333	583

Total Ride Performance Division	58	-	58	227	-	227

Total Tenneco Inc.	$314	$99	$215	$1,143	$333	$810

	2016
	Q4			YTD
		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air Division
North America	$60	$22	$38	$301	$98	$203
Europe and South America	57	22	35	271	104	167
Asia Pacific	45	17	28	151	58	93
Total Clean Air Division	162	61	101	723	260	463

Total Ride Performance Division	45	-	45	197	-	197

Total Tenneco Inc.	$207	$61	$146	$920	$260	$660
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

CONTACT:
Tenneco
Investor inquiries:
Linae Golla
847-482-5162
lgolla@tenneco.com
or
Media inquiries:
Bill Dawson
847-482-5807
bdawson@tenneco.com